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                                                                    Exhibit 5.1

                               RIORDAN & McKINZIE
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071


                                January 22, 2002


Advance Stores Company, Incorporated and the Subsidiary Guarantors listed on Annex A attached hereto
5673 Airport Road
Roanoke, Virginia 24012

                  Re: Advance Stores Company, Incorporated -- 10-1/4% Senior Subordinated Notes due 2008 -- Registration Statement on Form S-4
                       ---------------------------------------------------------

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), and the Company's subsidiaries listed on Annex A attached hereto (the "Subsidiary Guarantors") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission for the issuance and exchange of up to $200,000,0000 aggregate principal amount of the Company's 10-1/4% Senior Subordinated Notes due 2008 (the "Exchange Securities") for an equal principal amount of the Company's outstanding 10-1/4% Senior Subordinated Notes due 2008 (the "Initial Securities"), to be issued pursuant to the Indenture dated as of October 31, 2001 by and among the Company, Advance Trucking Corporation, a Virginia corporation, LARALEV, Inc., a Delaware corporation, Western Auto Supply Company, a Delaware corporation, and The Bank of New York, as trustee (the "Trustee"), as supplemented on November 28, 2001 (as supplemented, the "Indenture"). The Initial Securities are, and the Exchange Securities will be, guaranteed (each, a "Subsidiary Guarantee") on a joint and several basis by each of the Subsidiary Guarantors.

        In rendering this opinion, we have made such investigations of fact, examined copies of the articles or certificates of incorporation of the Company and the Subsidiary Guarantors, bylaws of the Company and the Subsidiary Guarantors, the Indenture, which is attached as an exhibit to the Registration Statement, executed originals or copies certified or otherwise identified to our satisfaction as being true copies of the corporate records of the Company and the Subsidiary Guarantors, certificates of officers of the Company and the Subsidiary Guarantors, and such other agreements, instruments and documents as we have deemed necessary or appropriate to render the opinions given below. We have assumed the

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genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

        We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice only in the State of California and we are opining herein only as to the effect of the subject transactions of the laws of the State of California and United States federal law. In addition, we express no opinion with respect to compliance with state securities laws or with respect to any state or federal fraudulent conveyance statutes.

        Based upon the foregoing and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that, when the Indenture shall become qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Securities and the Subsidiary Guarantees shall have been duly executed, authenticated and delivered in accordance with the Indenture and the exchange offer contemplated by the Registration Statement, the Exchange Securities and the Subsidiary Guarantees will be legally issued and constitute the legally valid and binding obligations of the Company and the Subsidiary Guarantors, respectively.

        To the extent that the obligations of the company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                           Very truly yours,


                                           /s/ Riordan & McKinzie

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                                     Annex A

                              SUBSIDIARY GUARANTORS

                  Advance Trucking Corporation
                  Western Auto Supply Company
                  Western Auto of Puerto Rico, Inc.
                  Western Auto of St. Thomas, Inc.
                  WASCO Insurance Agency, Inc.
                  Discount Auto Parts, Inc.
                  DAP Acceptance Corporation
                  Advance Merchandising Company, Inc.
                  Advance Aircraft Company, Inc.

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